EXHIBIT 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	Senior Vice President
4295 San Felipe	713.693.9300
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

FIRST QUARTER EARNINGS UP 30.9%

•	Earnings Per Share increases to $0.43 (Diluted)

•	Quarterly Earnings Exceed $10 Million

•	FirstCapital Acquisition Completed

•	Non-Interest Income up 23.9%

HOUSTON, April 15, 2005. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported record earnings for the quarter ended March 31, 2005. Net income for the quarter was $10.554 million or $0.43 per diluted common share, an increase in net income of $2.491 million or 30.9%, compared with $8.063 million or $0.38 per diluted common share for the same period in the prior year.

Prosperity completed its acquisition of First Capital Bankers, Inc. and its subsidiary FirstCapital Bank, ssb on March 1, 2005. Prosperity also completed its acquisitions of both Liberty Bancshares, Inc. and its subsidiary Liberty Bank, ssb and of Village Bank & Trust, ssb on August 1, 2004. The results of operations for these acquisitions have been included in Prosperity’s consolidated financial statements since their respective purchase dates.

“I am very pleased to report another quarter of record earnings for our company,” said David Zalman, Prosperity’s Chief Executive Officer and President. “For the first time in our history, our after tax net income for the quarter exceeded ten million dollars.”

Zalman continued: “The high point of the first quarter was the completion of our merger with First Capital Bankers, Inc. on March 1st. This is the largest bank we have acquired and provides us with great opportunities in the future. We have solidified our position as one of the leading banks in South and South East Texas and look forward to serving our growing customer base.”

“Strengthening margins are and will continue to enhance earnings as interest rates rise through the current tightening cycle, and we have positioned the bank to capitalize on a return to a more normal interest rate environment. We believe that our full year 2005 earnings will fall on the high side of the current analyst estimates of $1.74 to $1.78 per share,” concluded Zalman.

“We completed the merger with First Capital on March 1st and we completed the conversion of their computer systems on March 21st. This was the first step toward integrating the twenty-seven banking centers into our bank,” remarked Dan Rollins, President of Prosperity Bank®. “We are very pleased with the progress we are making and are on schedule with our plans. Within the next few weeks, we will complete the re-branding of these full service banking centers.”

“We believe Prosperity is well equipped to deal with any challenges which may emerge. We will continue to implement our proven business plan, and prudently pursue the expansion of our franchise, which has been the foundation of our success,” added Rollins.

“Our solid performance continues to confirm our success in building a strong, true Texas bank,” added Ned S. Holmes, Prosperity’s Chairman of the Board of Directors. “We believe that Texans are hungry for true personal service and full service locations staffed with Real Bankers®. Our team of qualified and enthusiastic bankers is an essential component to our strategy.”

Results of operations for the three months ended March 31, 2005

For the three months ended March 31, 2005, net income was $10.554 million compared with $8.063 million for the same period in 2004. Net income per diluted common share was $0.43 for the three months ended March 31, 2005 compared with $0.38 for the same period in 2004. Returns on average assets, average common shareholders’ equity and average tangible shareholders’ equity for the three months ended March 31, 2005 were 1.42%, 12.87% and 33.38%, respectively. Prosperity’s efficiency ratio was 51.06% for the three months ended March 31, 2005.

Net interest income for the quarter ended March 31, 2005 increased 26.5%, to $24.477 million compared with $19.347 million during the same period in 2004. The increase was attributable primarily to an 20.6% increase in average earning assets combined with a 13 basis point increase in the net interest margin on a tax equivalent basis.

Non-interest income increased 23.9% to $6.533 million for the three months ended March 31, 2005 compared with $5.272 million for the same period in 2004. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired since April 2004. Linked quarter non-interest income increased $300,000 which includes a $225,000 distribution related to the Pulse EFT Association Merger.

The effective tax rate for the three months ended March 31, 2005 was 29.9% as compared to 33.0% during the same period in 2004. The effective tax rate was positively impacted by a non-recurring tax credit of approximately $540,000.

Non-interest expenses increased $3.375 million or 27.1% to $15.834 million for the first quarter of 2005 compared with the first quarter of 2004. The increase in non-interest expenses was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the three acquisitions completed since April 2004 and approximately $1.0 million in extraordinary expenses including additional advertising, merger related integration expenses and additional one-time incentive compensation accrual.

Loans at March 31, 2005 were $1.500 billion, an increase of $729.9 million, or 94.8%, compared with $770.2 million at March 31, 2004. As reflected in the table below, linked quarter loan growth for the first quarter of 2005 was impacted by the loans acquired as a part of the First Capital merger. Excluding the loans acquired as a part of the First Capital merger, linked quarter loan growth was 1.36% on an annualized basis. Excluding banking centers acquired within the past year, internally generated linked quarter loan growth was 5.55% on an annualized basis.

Balance Sheet Data (at period end)	Mar 31, 2005	Dec 31, 2004
(In Thousands)	(Unaudited)	(Unaudited)
Loans:
Acquired with FirstCapital	$461,113	$0
Acquired with 3Q04 acquisitions	179,420	187,678
All other	859,605	847,835

Total Loans	$1,500,138	$1,035,513

Deposits:
Assumed with FirstCapital	$604,584	$0
Assumed with 3Q04 acquisitions	213,627	227,237
All other	2,075,470	2,089,839

Total Deposits	$2,893,681	$2,317,076

Deposits at March 31, 2005 were $2.894 billion, an increase of $770.8 million or 36.3%, compared with $2.123 billion at March 31, 2004. As reflected in the table above, linked quarter deposit growth for the first quarter of 2005 was impacted by the deposits assumed as a part of the First

Capital merger. Excluding deposits assumed as a part of the First Capital merger, deposits declined linked quarter by 1.21%. Approximately half of the decline in deposits is related to high cost deposits from banking centers acquired within the past year.

Average loans increased 55.6% or $428.5 million to $1.199 billion for the quarter ended March 31, 2005 compared with $770.8 million for the same period of 2004. The provision for credit losses was $120,000 for the three months ended March 31, 2005 and March 31, 2004.

Non-performing assets totaled $3.447 million or 0.23% of total loans and ORE at March 31, 2005 compared with $610,000 or 0.08% of total loans and ORE at March 31, 2004. At March 31, 2005, the allowance for credit losses was 1.13% of total loans, compared with 1.36% at March 31, 2004. Out of the total non-performing assets, 96.7% were held by banks that we have acquired within the past two years.

At March 31, 2005, Prosperity had $3.480 billion in total assets, $1.500 billion in loans, $2.894 billion in deposits, and approximately 210,000 deposit and loan accounts. Assets, loans and deposits at March 31, 2005 grew by 42.1%, 94.8% and 36.3%, respectively, compared with their levels at March 31, 2004.

Conference Call

Prosperity’s management team will host a conference call on Friday, April 15, 2005 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss their earnings results, the recently completed merger with First Capital Bankers, Inc., business trends and their outlook for 2005. Individuals and investment professionals may participate in the call by dialing 1-800-362-0571.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “1st Quarter Results and Webcast” link.

Date of Annual Meeting

The Annual Meeting of Shareholders of Prosperity Bancshares® will be held on Tuesday, April 19, 2005 at Prosperity Bank’s River Oaks Banking Center at Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas at 10:00 a.m. Central Daylight Time.

Acquisition of Liberty Bank

On August 1, 2004, Prosperity completed the acquisition of Liberty Bancshares, Inc. and its subsidiary, Liberty Bank, ssb, in a stock and cash transaction. Liberty Bank operated six (6) offices in Austin, Texas, all of which became full service banking centers of Prosperity Bank.

Acquisition of Village Bank & Trust

On August 1, 2004, Prosperity completed the acquisition of Village Bank & Trust, ssb in a cash transaction. Village Bank & Trust operated one (1) office in Austin, Texas, which became a full service banking center of Prosperity Bank.

Acquisition of FirstCapital Bank

On March 1, 2005, Prosperity completed the acquisition of First Capital Bankers, Inc. and its Corpus Christi, Texas-based subsidiary bank, FirstCapital Bank, ssb. FirstCapital operated thirty-one (31) offices from Kingsville, south of Corpus Christi, northward to Houston. Four (4) offices were consolidated with nearby banking centers during March 2005.

Prosperity Bancshares, Inc.®

Prosperity Bancshares®, a $3.5 billion Houston, Texas based regional financial holding company, formed in 1983, was named to the Keefe Bruyette & Woods, Inc. 2004 Honor Roll for achieving exceptional earnings per share growth for the past 10 years.

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates eighty-five (85) full service banking locations, thirty-three (33) in the Houston CMSA; sixteen (16) in the Corpus Christi area; eleven (11) in the Dallas area; seven (7) in the Austin area; and eighteen (18) in fifteen contiguous counties south and southwest of Houston generally along the NAFTA highway.

Prosperity Bank® operates the following full service banking centers:

Austin Area—	Corpus Christi Area—	Houston Area—	South Texas Area—
Allandale	Airline	Aldine	Bay City
Congress	Alameda	Bellaire	Beeville
Lakeway		CityWest	Cuero
Oak Hill	Carmel	Copperfield	East Bernard
Research Blvd	Everhart	Cypress	Edna
Riverside	Northwest	Downtown	El Campo
William Cannon	Saratoga	Fairfield	Goliad
	Water Street	Gladebrook	Gonzales
Dallas Area—	Woodlawn	Heights	Hallettsville
Abrams Centre	Alice	Highway 6	Palacios
Camp Wisdom	Aransas Pass	Holcombe	Port Lavaca
Kiest	Kingsville	Medical Center	Seguin
Preston Road	Mathis	Memorial	Victoria
Turtle Creek	Port Aransas	Midtown	Victoria—Navarro
Westmoreland	Portland	Post Oak	Victoria—North
Blooming Grove	Rockport	River Oaks	Wharton
Cedar Hill	Sinton	Tanglewood	Yoakum
Corsicana		Waugh Drive	Yorktown
Ennis		Westheimer
Red Oak		Woodcreek
Angleton
Clear Lake
Cleveland
Dayton
Galveston
Hitchcock
Liberty
Magnolia
Mont Belvieu
Needville
Sweeny
West Columbia
Winnie

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether we can: continue to sustain our current internal growth rate or our total growth rate; successfully close and integrate acquisitions; continue to provide products and services that appeal to our customers; continue to have access to the debt and equity capital we need to sustain our growth; and achieve our sales objectives. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K.

Copies of Prosperity Bancshares’s® SEC filings may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

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Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended
	Mar 31, 2005	Mar 31, 2004	Dec 31, 2004	Dec 31, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data
Total interest income	34,033	26,372	30,308	25,053
Total interest expense	9,556	7,025	8,106	6,647

Net interest income	24,477	19,347	22,202	18,406
Provision for credit losses	120	120	220	123

Net interest income after provision for credit losses	24,357	19,227	21,982	18,283
Net interest income tax-equivalent	24,830	19,852	22,581	18,919
Total non-interest income	6,533	5,272	6,233	4,793
Total non-interest expense	15,834	12,459	13,987	12,456

Net earnings before taxes	15,056	12,040	14,228	10,620
Federal income taxes	4,502	3,977	4,892	3,427

Net income	$10,554	$8,063	$9,336	$7,193

Basic earnings per share	$0.44	$0.39	$0.42	$0.36
Diluted earnings per share	$0.43	$0.38	$0.41	$0.35
Period end shares outstanding	27,476	20,945	22,381	20,930
Weighted average shares outstanding (basic)	24,080	20,937	22,380	20,046
Weighted average shares outstanding (diluted)	24,357	21,233	22,660	20,357

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2005	Mar 31, 2004	Dec 31, 2004	Dec 31, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages
Total loans	$1,199,290	$770,811	$1,013,088	$738,512
Investment securities	1,365,239	1,393,297	1,325,703	1,284,265
Fed funds sold and other earning assets	75,236	24,780	99,164	31,572

Total earning assets	2,639,765	2,188,888	2,437,955	2,054,349
Allowance for credit losses	(14,419)	(10,314)	(12,961)	(9,940)
Cash and due from banks	65,603	60,976	58,245	57,618
Goodwill	190,071	116,727	151,523	90,252
Core Deposit Intangibles (CDI)	11,383	7,920	12,392	4,443
Other real estate	389	167	294	451
Fixed assets, net	43,175	34,119	36,191	32,592
Other assets	40,807	19,849	21,645	21,576

Total assets	$2,976,774	$2,418,332	$2,705,284	$2,251,341

Non-interest bearing deposits	$531,069	$429,390	$529,633	$410,697
Interest bearing deposits	1,991,458	1,662,462	1,795,257	1,541,243

Total deposits	2,522,527	2,091,852	2,324,890	1,951,940
Federal funds purchased and interest bearing liabilities	48,185	35,277	36,633	51,431
Junior subordinated debentures	56,874	59,804	57,741	49,065
Other liabilities	21,252	8,036	13,119	7,261
Shareholders’ equity(A)	327,936	223,363	272,901	191,644

Total liabilities and equity	$2,976,774	$2,418,332	$2,705,284	$2,251,341

(A) Includes ($3,650), $1,839, ($2,537) and $1,712 in after tax unrealized (losses)/gains on available for sale securities for the three month periods ending March 31, 2005, March 31, 2004, December 31, 2004 and December 31, 2003, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2005	Mar 31, 2004	Dec 31, 2004	Dec 31, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$19,670	$12,313	$16,557	$12,056
Interest on securities	13,921	14,005	13,260	12,925
Interest on federal funds sold and other earning assets	442	54	491	72

Total interest income	34,033	26,372	30,308	25,053
Interest expense – deposits	8,271	5,781	6,803	5,559
Interest expense – debentures	889	996	1,035	787
Interest expense – other	396	248	268	301

Total interest expense	9,556	7,025	8,106	6,647

Net interest income(B)	24,477	19,347	22,202	18,406
Provision for credit losses	120	120	220	123

Net interest income after provision for credit losses	24,357	19,227	21,982	18,283
Service charges on deposit accounts	5,408	4,760	5,388	4,088
Net gain on sale of assets	53	23	81	112
Gain on sale of securities	0	0	0	0
Other non-interest income	1,072	489	764	593

Total non-interest income	6,533	5,272	6,233	4,793
Salaries and benefits(C)	8,531	6,704	7,402	6,479
CDI amortization	723	383	561	228
Net occupancy and equipment	1,371	1,043	1,467	1,485
Depreciation	970	701	725	680
Data processing and software amortization	596	447	563	400
Other non-interest expenses	3,643	3,181	3,269	3,184

Total non-interest expenses	15,834	12,459	13,987	12,456
Net earnings before taxes	15,056	12,040	14,228	10,620

Federal income taxes	4,502	3,977	4,892	3,427

Net income available to common shareholders	$10,554	$8,063	$9,336	$7,193

(B) Net interest income on a tax equivalent basis would be $24,830, $19,852, $22,581 and $18,919 for the three months ended March 31, 2005, March 31, 2004, December 31, 2004 and December 31, 2003, respectively.

(C) Salaries and benefits includes equity compensation expenses of $130, $0, $96 and ($10) for the three months ended March 31, 2005, March 31, 2004, December 31, 2004 and December 31, 2003, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	As of and For the Three Months Ended
	Mar 31, 2005	Mar 31, 2004	Dec 31, 2004	Dec 31, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees – FTE	926	612	653	629
Book value per share	$15.51	$10.79	$12.32	$10.49
Tangible book value per share	$5.68	$4.84	$4.96	$4.53

Period end shares outstanding	27,476	20,945	22,381	20,930
Weighted average shares outstanding (basic)	24,080	20,937	22,380	20,046
Weighted average shares outstanding (diluted)	24,357	21,233	22,660	20,357

Non-accrual loans	$997	$2	$297	$2
Accruing loans 90 days or more days past due	1,730	523	1,083	679
Restructured loans	0	0	0	0

Total non-performing loans	2,727	525	1,380	681
Repossessed assets	0	5	0	40
Other real estate	720	80	341	246

Total non-performing assets	$3,447	$610	$1,721	$967
Allowance for credit losses at end of period	$16,934	$10,460	$13,105	$10,571
Net (recoveries) / charge-offs	$(106)	$5	$(25)	$172

Basic earnings per share	$0.44	$0.39	$0.42	$0.36
Diluted earnings per share	$0.43	$0.38	$0.41	$0.35

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Mar 31, 2005	Mar 31, 2004	Dec 31, 2004	Dec 31, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios
Return on average assets (annualized)	1.42%	1.33%	1.38%	1.28%
Return on average common equity (annualized)	12.87%	14.44%	13.68%	15.01%
Return on average tangible common equity (annualized)	33.38%	32.67%	34.26%	29.68%
Net interest margin (tax equivalent) (annualized)	3.76%	3.63%	3.70%	3.68%
Efficiency ratio(D)	51.06%	50.60%	49.19%	53.69%

Asset Quality Ratios
Non-performing assets to average earning assets	0.13%	0.03%	0.07%	0.05%
Non-performing assets to loans and other real estate	0.23%	0.08%	0.17%	0.13%
Net (recoveries) / charge-offs to average loans	(0.01%)	0.00%	0.00%	0.02%
Allowance for credit losses to total loans	1.13%	1.36%	1.27%	1.34%

Common Stock Market Price
High	$29.32	$25.15	$29.53	$24.35
Low	$25.50	$22.30	$26.09	$20.75
Period end market price	$26.49	$23.67	$29.21	$22.64

(D) Calculated by dividing total non-interest expense (excluding securities losses and credit loss provisions) by net interest income plus non-interest income (excluding securities gains). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Mar 31, 2005	Dec 31, 2004	Sept 30, 2004	June 30, 2004	Mar 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)
Total loans	$1,500,138	$1,035,513	$1,007,420	$790,920	$770,223
Investment securities(E)	1,486,463	1,302,792	1,353,578	1,418,364	1,426,636
Federal funds sold and other earning assets	55,992	79,350	72,595	7,849	28,323

Total earning assets	3,042,593	2,417,655	2,433,593	2,217,133	2,225,182
Allowance for credit losses	(16,934)	(13,105)	(12,861)	(10,371)	(10,460)
Cash and due from banks	71,696	58,760	60,874	48,782	55,524
Goodwill	245,256	153,180	150,585	116,574	116,123
Core deposit intangibles	24,883	11,492	13,300	8,080	8,461
Other real estate	720	341	535	48	80
Fixed assets, net	49,996	35,793	36,331	32,762	33,651
Other assets	61,537	33,112	30,957	21,336	20,992

Total assets	$3,479,747	$2,697,228	$2,713,314	$2,434,344	$2,449,553

Demand deposits	$592,238	$518,358	$527,845	$444,067	$443,137
Interest bearing deposits	2,301,443	1,798,718	1,799,434	1,635,850	1,679,724

Total deposits	2,893,681	2,317,076	2,327,279	2,079,917	2,122,861
Federal funds purchased and other interest bearing liabilities	69,269	38,174	41,468	58,940	30,578
Junior subordinated debentures	75,775	47,424	59,804	59,804	59,804
Other liabilities	14,874	18,907	15,498	7,457	10,383

Total liabilities	3,053,599	2,421,581	2,444,049	2,206,118	2,223,626
Shareholders’ equity(F)	426,148	275,647	269,265	228,226	225,927

Total liabilities and equity	$3,479,747	$2,697,228	$2,713,314	$2,434,344	$2,449,553

(E) Includes ($6,148), ($4,768), ($2,863), ($4,483), and $2,783 in unrealized (losses)/gains on available for sale securities for the quarterly periods ending March 31, 2005, December 31, 2004, September 30, 2004, June 30, 2004 and March 31, 2004, respectively.

(F) Includes ($3,996), ($3,099), ($1,861), ($2,914) and $1,809 in after tax unrealized (losses)/gains on available for sale securities for the quarterly periods ending March 31, 2005, December 31, 2004, September 30, 2004, June 30, 2004, March 31, 2004, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Mar 31, 2005	Dec 31, 2004	Sept 30, 2004	Jun 30, 2004	Mar 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios
Return on average assets (annualized)	1.42%	1.38%	1.37%	1.37%	1.33%
Return on average common equity (annualized)	12.87%	13.68%	14.42%	14.63%	14.44%
Return on average tangible equity (annualized)	33.38%	34.26%	34.50%	32.05%	32.67%
Net interest margin (tax equivalent) (annualized)	3.76%	3.70%	3.64%	3.55%	3.63%
Efficiency ratio	51.06%	49.19%	48.55%	48.81%	50.60%

Non-performing assets to average earning assets	0.13%	0.07%	0.11%	0.07%	0.03%
Non-performing assets to loans and other real estate	0.23%	0.17%	0.25%	0.20%	0.08%
Net (recoveries) / charge-offs to average loans	(0.01%)	0.00%	0.03%	0.03%	0.00%
Allowance for credit losses to total loans	1.13%	1.27%	1.28%	1.31%	1.36%

Tier 1 risk-based capital	14.51%	13.56%	14.24%	17.40%	16.68%
Total risk-based capital	15.57%	14.67%	15.35%	18.50%	17.78%
Tier 1 leverage capital	8.63%	6.30%	6.77%	7.10%	6.87%
Tangible equity to tangible assets	4.86%	4.38%	4.14%	4.48%	4.36%
Equity to assets	12.25%	10.22%	9.94%	9.38%	9.23%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Mar 31, 2005
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$1,199,290	$19,670	6.56%
Investment securities	1,365,239	13,921	4.08%
Federal funds sold and other temporary investments	75,236	442	2.35%

Total interest earning assets	2,639,765	$34,033	5.16%

Allowance for credit losses	(14,419)
Non-interest earning assets	351,428

Total assets	$2,976,774

Interest Bearing Liabilities:
Interest bearing demand deposits	$510,973	$1,303	1.02%
Savings and money market deposits	596,696	1,725	1.16%
Certificates and other time deposits	883,789	5,243	2.37%
Junior subordinated debentures	56,874	889	6.25%
Federal funds purchased and other borrowings	48,185	396	3.29%

Total Interest bearing liabilities	2,096,517	$9,556	1.82%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	531,069
Other liabilities	21,252

Total liabilities	2,648,838
Shareholders’ equity	327,936

Total liabilities and shareholders’ equity	$2,976,774

Net Interest Income & Margin		$24,477	3.71%

Net Interest Income & Margin (tax equivalent)		$24,830	3.76%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Mar 31, 2004
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$770,811	$12,313	6.39%
Investment securities	1,393,297	14,005	4.02%
Federal funds sold and other temporary investments	24,780	54	0.87%

Total interest earning assets	2,188,888	$26,372	4.82%

Allowance for credit losses	(10,314)
Non-interest earning assets	239,758

Total assets	$2,418,332

Interest Bearing Liabilities:
Interest bearing demand deposits	$490,935	$1,255	1.02%
Savings and money market deposits	471,630	895	0.76%
Certificates and other time deposits	699,897	3,631	2.08%
Junior subordinated debentures	59,804	996	6.66%
Federal funds purchased and other borrowings	35,277	248	2.81%

Total Interest bearing liabilities	1,757,543	$7,025	1.60%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	429,390
Other liabilities	8,036

Total liabilities	2,194,969
Shareholders’ equity	223,363

Total liabilities and shareholders’ equity	$2,418,332

Net Interest Income & Margin		$19,347	3.54%

Net Interest Income & Margin (tax equivalent)		$19,852	3.63%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Dec 31, 2004
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$1,013,088	$16,557	6.54%
Investment securities	1,325,703	13,260	4.00%
Federal funds sold and other temporary investments	99,164	491	1.98%

Total interest earning assets	2,437,955	$30,308	4.97%

Allowance for credit losses	(12,961)
Non-interest earning assets	280,290

Total assets	$2,705,284

Interest Bearing Liabilities:
Interest bearing demand deposits	$504,637	$1,338	1.06%
Savings and money market deposits	522,135	1,187	0.91%
Certificates and other time deposits	768,485	4,278	2.23%
Junior subordinated debentures	57,741	1,035	7.17%
Federal funds purchased and other borrowings	36,633	268	2.93%

Total Interest bearing liabilities	1,889,631	$8,106	1.72%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	529,633
Other liabilities	13,119

Total liabilities	2,432,383
Shareholders’ equity	272,901

Total liabilities and shareholders’ equity	$2,705,284

Net Interest Income & Margin		$22,202	3.64%

Net Interest Income & Margin (tax equivalent)		$22,581	3.70%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Dec 31, 2003
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$738,512	$12,056	6.53%
Investment securities	1,284,265	12,925	4.03%
Federal funds sold and other temporary investments	31,572	72	0.91%

Total interest earning assets	2,054,349	$25,053	4.88%

Allowance for credit losses	(9,940)
Non-interest earning assets	206,932

Total assets	$2,251,341

Interest Bearing Liabilities:
Interest bearing demand deposits	$422,937	$1,107	1.05%
Savings and money market deposits	457,803	884	0.77%
Certificates and other time deposits	660,503	3,568	2.16%
Junior subordinated debentures	49,065	787	6.42%
Federal funds purchased and other borrowings	51,431	301	2.34%

Total Interest bearing liabilities	1,641,739	$6,647	1.62%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	410,697
Other liabilities	7,261

Total liabilities	2,059,697
Shareholders’ equity	191,644

Total liabilities and shareholders’ equity	$2,251,341

Net Interest Income & Margin		$18,406	3.58%

Net Interest Income & Margin (tax equivalent)		$18,919	3.68%